PetIQ, Inc. Reports First Quarter 2018 Financial Results

Remains On-Track to Open 20+ Veterinary Services Clinic in 2018

Company Reiterates Outlook for Full Year 2018

EAGLE, Idaho – May 15, 2018 – PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication and wellness company, today reported financial results for its first quarter ended March 31, 2018.

First Quarter 2018 Highlights Compared to Prior Year Period

•	Net sales were $115.1 million, an increase of 71.7% year-over-year
•	Net loss was $4.0 million
•	Adjusted EBITDA was $5.4 million

Cord Christensen, PetIQ’s Chairman and Chief Executive Officer commented, “We are very pleased with our start to the year which illustrates the strength of our diversified business model across products, services, and sales channels.  We achieved record quarterly financial results, despite facing an extremely cold start to spring that effected the flea and tick category. This quarter also represented a significant corporate milestone for us with our strategic entrance into the large and rapidly growing veterinary services industry through our acquisition of VIP. We are quickly implementing our “Follow the Pets” growth initiatives and opened two VetIQ wellness center locations during the quarter and remain on-track to open 20 by the end of the second quarter. Our results show that PetIQ has created a differentiated business model, solely focused on the importance of offering regular, convenient access and affordable choice for pet preventive and wellness veterinarian products and services, which provides us with numerous opportunities to drive growth and returns for our shareholders.”

First Quarter 2018 Financial Results

Net sales increased 71.7% to $115.1 million for the first quarter of 2018, compared to $67.0 million for the same period in the prior year. Product segment sales were $97.9 million and the Services segment sales were $17.2 million in the first quarter of 2018. The increase in net sales reflects growth in existing and new retail partners and the expansion of the Company’s product and services offerings.

Gross profit was $15.9 million, an increase of 30.2%, as compared to $12.2 million in the same period last year. Gross profit includes a $1.5 million purchase accounting adjustment to fair value inventory. Excluding the inventory fair value adjustment, adjusted gross margin for the quarter was 15.1%, compared to 18.2% for the first quarter last year.  Gross margin was impacted by 210 basis points of items that will not recur consisting of 70 basis points from the adoption of ASC 606 and 140 basis points from the fill order margin for product launch of PetLock Max and Advecta 3 in first quarter of 2017.  The remaining 100 basis point change is related to mix shift towards distributed products.

Net loss was $4.0 million for the first quarter of 2018 with adjusted net income of $1.3 million. Adjusted net income includes $3.2 million in transaction costs associated with the acquisition of VIP,  a purchase accounting inventory adjustment of $1.5 million, and an additional $0.5 million, of stock-based compensation expense, a fair value adjustment of a contingent note, clinic opening costs, integration expenses and costs associated with the discontinued clinics, partially offset by a tax benefit.   This compares to adjusted net income of $4.3 million in the prior year period.

Adjusted EBITDA was $5.4 million for the first quarter of 2018 compared to $5.0 million guidance provided in early April.  Adjusted EBITDA margin was 4.7%.

Adjusted net income, EBITDA and adjusted EBITDA are Non-GAAP financial measures defined under “Non-GAAP Measures,” and are reconciled to net income in the financial tables that accompany this release.

2018 Outlook

PetIQ reiterated the following fiscal 2018 financial outlook:

•	Consolidated net sales of $450 million to $500 million, an increase of 69% to 87% year-over-year
•	Adjusted EBITDA of $40 million to $45 million, an increase of 79% to 102% year-over-year*

*The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Segment Review

As a result of the acquisition of VIP, the Company has redefined its two reporting segments to align its external financial reporting with its operating and internal financial model.  The two reportable segments are  (i) Products, which consists of the legacy PetIQ domestic operations and VIP’s product distribution business aggregated with International operations, and (ii) Services, which consists of all veterinary services provided by the Company directly to consumers.

Products: For the first quarter of 2018, Product segment net sales and operating income were $97.9 million and $8.9 million, respectively.  This compare to Product segment net sales and operating income of $67.0 million and $9.2 million, respectively, for the first quarter of 2017. Comparability was impacted by the ASC 606 adoption.

Services: For the first quarter of 2018, Service segment net sales and operating loss were $17.2 million and $0.4 million, respectively.  Services operating income was impacted by the purchase accounting adjustment related to acquired inventory.  As a result of the ongoing integration of VIP, the Company discontinued approximately 370 host locations for mobile clinics after the end of the first quarter that did not meet its operating performance criteria.  These discontinued clinics produced $0.4 million in service revenue and generated an operating loss of approximately $0.4 million during the first quarter of 2018.  The Company has also optimized the frequency of certain mobile clinics and will continue to adjust these in real-time to maximize unit-level profitability.  The Company opened two VetIQ wellness centers in the first quarter of 2018 and remains on track to open 20 VetIQ locations by the end of the second quarter of 2018.

Cash and Debt

As of March 31, 2018, the Company had cash and cash equivalents of $4.7 million, compared to $37.9 million at December 31, 2017.  The Company’s long-term debt balance, which is largely comprised of its revolving credit facility and term loan, was $126.9 million as of March 31, 2018, compared to $17.2 million at December 31, 2017.  The decrease in cash versus the prior year period is primarily due to the acquisition of VIP, which closed on January 17, 2018.

Adoption of New Revenue Recognition Standard

In the first quarter of 2018, the Company adopted the new revenue recognition standard (“ASC 606”) using the modified retrospective adoption method. The cumulative effect of adopting this guidance resulted in an adjustment to opening accumulated deficit of $0.3 million. This change will have no effect on 2017 results and prior periods will not be restated.  This change will reduce net sales and profitability in the first and second quarters of 2018, with an offsetting increase in net sales and profitability in the third and fourth quarters, relative to past practice.  The Company will also classify certain costs associated with the display of product as cost of goods sold at the point in time in the transfer of control to a customer occurs.

Previously the Company had accounted for these costs as merchandising expenses in the period in which the displays were utilized.

Conference Call and Webcast

The Company will host a conference call and webcast where members of the executive management team will discuss these results with additional comments and details today, May 15, 2018, at 4:30 p.m. ET. The conference call will be available live over the Internet through the “Investors” section of the Company’s website at www.PetIQ.com.  To participate on the live call listeners in North America may dial 877-451-6152 and international listeners may dial 201-389-0879.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET, May 15, 2018, through June 5, 2018. North American listeners may dial 844-512-2921 and international listeners may dial 412-317-6671 the passcode is 13679610.

About PetIQ

PetIQ is a leading, rapidly growing pet health and wellness company.  Through over 40,000 points of distribution across retail and e-commerce channels, PetIQ and VIP Petcare, a wholly-owned subsidiary, have a mission to make pet lives better by educating pet parents on the importance of offering regular, convenient access and affordable choices for pet preventive and wellness veterinary products and services.  PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them.  For more information, visit www.PetIQ.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could" and similar expressions.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our ability to grow our business through acquisitions; our ability to integrate, manage and expand VIP’s business; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; our ability to achieve or sustain profitability; competition from veterinarians and others in our industry; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; risks related to our international operations; our ability to keep and retain key employees; and the risks set forth under the “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.  The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. GAAP, PetIQ uses the following non-GAAP financial measures: Adjusted net income (loss), EBITDA and Adjusted EBITDA.

Adjusted net income consists of GAAP Net income (loss) adjusted for tax expense, costs to become a public company, acquisitions expenses, purchase accounting adjustments, integration costs and costs of discontinued clinics, new clinic launch expense, and stock based compensation expense.  Adjusted Net Income is utilized by management: (i) to compare operations of the Company prior to our initial public offering and (ii) to evaluate the effectiveness of our business strategies.

EBITDA represents net income (loss) before interest, income taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA plus management fees, stock based compensation expense, acquisition expenses, and purchase accounting adjustments, fair value adjustments to contingent notes, integration costs and costs of discontinued clinics, and new clinic launch expense. Adjusted EBITDA adjusts for transactions that management does not believe are representative of our core ongoing business. Adjusted EBITDA Margin is Adjusted EBITDA stated as a percentage of Net sales.  Adjusted EBITDA is utilized by management: (i) as a factor in evaluating management's performance when determining incentive compensation and (ii) to evaluate the effectiveness of our business strategies.  The Company presents EBITDA because it is a necessary component for computing Adjusted EBITDA.

We believe that the use of Adjusted Net income, EBITDA and Adjusted EBITDA provide additional tools for investors to use in evaluating ongoing operating results and trends. In addition, you should be aware when evaluating Adjusted Net Income, EBITDA and Adjusted EBITDA that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by these or other unusual or non-recurring items. Our computation of Adjusted Net Income, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted Net Income, EBITDA and Adjusted EBITDA in the same manner.  Our management does not, and you should not, consider Adjusted Net Income, EBITDA or Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted Net Income, EBITDA and Adjusted EBITDA is that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements.  See a reconciliation of Non-GAAP measures to net income, the most comparable GAAP measure, in the financial tables that accompany this release.

CONTACT:

Investor Relations Contact:	Media Relations Contact:
Katie Turner	Cory Ziskind
ICR	ICR
646-277-1228	646-277-1232
katie.turner@icrinc.com	cory.ziskind@icrinc.com

PetIQ, Inc.

Condensed Consolidated Balance Sheets

($’s in 000’s except for share and per share amounts)

	March 31, 2018	December 31, 2017
Current assets	(unaudited)
Cash and cash equivalents	$4,714	$37,896
Accounts receivable, net	58,962	21,759
Inventories	79,239	44,056
Supplier prepayments	2,215	3,173
Other current assets	3,389	1,991
Total current assets	148,519	108,875
Property, plant and equipment, net	25,275	15,000
Deferred tax assets	16,091	5,994
Other non-current assets	3,092	2,646
Intangible assets, net	92,036	3,266
Goodwill	117,389	5,064
Total assets	$402,402	$140,845
Liabilities and equity
Current liabilities
Accounts payable	$55,370	$14,234
Accrued wages payable	2,531	1,811
Accrued interest payable	927	115
Other accrued expenses	2,344	1,880
Current portion of long-term debt and capital leases	2,132	151
Total current liabilities	63,304	18,191
Long-term debt	126,915	17,183
Capital leases, less current installments	1,991	389
Contingent notes	9,641	—
Other non-current liabilities	237	238
Total non-current liabilities	138,784	17,810
Commitments and contingencies
Additional paid-in capital	137,916	70,873
Class A common stock, par value $0.001 per share, 125,000,000 shares authorized, 16,132,043 and 13,222,583 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	16	13
Class B common stock, par value $0.001 per share, 8,401,521 shares authorized, 8,401,521 and 8,268,188 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	8	8
Accumulated deficit	(5,696)	(3,493)
Accumulated other comprehensive loss	(427)	(687)
Total stockholders' equity	131,817	66,714
Non-controlling interest	68,497	38,130
Total equity	200,314	104,844
Total liabilities and equity	$402,402	$140,845

PetIQ, Inc.

Condensed Consolidated Statements of Income (Loss)

(Unaudited, $’s in 000’s, except for per share amounts)

	For the three months ended
	March 31, 2018	March 31, 2017

Product sales	$97,851	$67,029
Services revenue	17,215	—
Total net sales	115,066	67,029
Cost of products sold	84,586	54,829
Cost of services	14,597	—
Total cost of sales	99,183	54,829
Gross profit	15,883	12,200
General and administrative expenses	18,968	7,405
Operating (loss) income	(3,085)	4,795
Interest expense, net	(1,765)	(464)
Foreign currency loss, net	(78)	(49)
Other expense, net	(96)	(3)
Total other expense, net	(1,939)	(516)
Pretax net (loss) income	(5,024)	4,279
Income tax (expense) benefit	1,067	—
Net (loss) income	(3,957)	4,279
Net (loss) income attributable to non-controlling interest	(1,929)	4,279
Net (loss) attributable to PetIQ, Inc.	$(2,028)	$—

Net loss per share attributable to PetIQ, Inc. Class A common stock(1)
Basic	$(0.14)	—
Diluted	$(0.14)	—
Weighted average shares of Class A common stock outstanding(1)
Basic	14,574,883	—
Diluted	14,574,883	—
(1)	Basic and Diluted earnings per share is applicable only for periods after the Company’s IPO in July 2017.

PetIQ, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, $’s in 000’s)

	For the three months ended
	March 31, 2018	March 31, 2017
Cash flows from operating activities
Net (loss) income	$(3,957)	$4,279
Adjustments to reconcile net income (loss) to net cash (used in) operating activities
Depreciation and amortization of intangible assets and loan fees	2,522	851
Foreign exchange loss on liabilities	53	8
(Gain) loss on disposition of property	(20)	29
Stock based compensation expense	698	—
Deferred tax adjustment	(1,067)	—
Other non-cash activity	(193)	—
Changes in assets and liabilities
Accounts receivable	(28,997)	(9,515)
Inventories	(27,238)	(13,813)
Prepaid expenses and other assets	16	(1,765)
Accounts payable	22,508	3,334
Accrued wages payable	(482)	(444)
Other accrued expenses	(2,274)	181
Net cash used in operating activities	(38,431)	(16,855)
Cash flows from investing activities
Proceeds from disposition of property, plant, and equipment	57	—
Purchase of property, plant, and equipment	(2,224)	(518)
Business acquisition (net of cash acquired)	(91,986)	—
Net cash used in investing activities	(94,153)	(518)
Cash flows from financing activities
Proceeds from issuance of long-term debt	162,278	74,800
Principal payments on long-term debt	(59,533)	(56,770)
Principal payments on capital lease obligations	(242)	(28)
Tax distributions to Continuing LLC Owners	(540)	—
Payment of deferred financing fees and debt discount	(2,613)	(25)
Net cash provided by financing activities	99,350	17,977
Net change in cash and cash equivalents	(33,234)	604
Effect of exchange rate changes on cash and cash equivalents	52	5
Cash and cash equivalents, beginning of period	37,896	767
Cash and cash equivalents, end of period	$4,714	$1,376

PetIQ, Inc.

Reconciliation between Net Income (loss) and Adjusted EBITDA

(Unaudited)

	For the three months ended
$'s in 000's	March 31, 2018	March 31, 2017
Net (loss) income	$(3,957)	$4,279
Plus:
Tax (benefit)	(1,067)	—
Depreciation	1,250	536
Amortization	1,140	260
Interest	1,765	464
EBITDA	$(869)	$5,539
Acquisition costs(1)	3,215	—
Management fees(2)	—	190
Stock based compensation expense	698	—
Purchase accounting adjustment to inventory	1,502	—
Fair value adjustment of contingent note	141	—
Integration costs and costs of discontinued clinics	371	—
New clinic launch expenses(3)	365	—
Adjusted EBITDA	$5,423	$5,729
Adjusted EBITDA Margin	4.7%	8.5%

(1)	Acquisition costs relating to our acquisition of VIP, which was completed during the three months ended March 31, 2018.
(2)	Represents annual fees paid pursuant to our management agreements with Eos, Highland and Labore. The management agreements terminated in connection with our IPO in July 2017;
(3)	Clinic launch expenses represent the nonrecurring costs to open new veterinary wellness centers, primarily employee costs, training, marketing, and rent prior to opening for business.

PetIQ, Inc.

Reconciliation between Net Income (loss) and Adjusted Net Income (loss)

(Unaudited)

	Three months ended
$'s in 000's	March 31, 2018	March 31, 2017
Net (loss) income	$(3,957)	$4,279
Plus:
Acquisition costs(1)	3,215	—
Tax (benefit)	(1,067)	—
Stock based compensation expense	698	—
Purchase accounting adjustment to inventory	1,502	—
Fair value adjustment of contingent note	141	—
Integration costs and costs of discontinued clinics	371	—
New clinic launch expenses(2)	365	—
Adjusted Net income	$1,268	$4,279
(1)	Acquisition costs relating to our acquisition of VIP, which was completed during the three months ended March 31, 2018.
(2)	Clinic launch expenses represent the nonrecurring costs to open new veterinary wellness centers, primarily employee costs, training, marketing, and rent prior to opening for business.